EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Akorn, Inc.
Buffalo Grove, IL
We consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-127794, the Registration Statement on Form S-1 No. 333-119168, and the Registration Statement on Form S-8 No. 333-124190 of our reports dated March 8, 2006, relating to the consolidated financial statements of Akorn, Inc. included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
/s/ BDO Seidman, LLP
Chicago, Illinois
March 30, 2006